UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 18, 2017

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On October 18, 2017, Valmont Industries, Inc. (the “Company”) and its wholly-owned subsidiaries Valmont Industries Holland B.V. and Valmont Group Pty. Ltd., as Borrowers, entered into a First Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto (the “Restated Credit Agreement”).  The Restated Credit Agreement amends and restates the Credit Agreement dated as of August 15, 2012 among the Borrowers, the Administrative Agent and the other lenders party thereto (as amended, the “Original Credit Agreement”).

The Restated Credit Agreement provides for a $600 million committed unsecured revolving credit facility.  The Company may increase the credit facility by up to an additional $200 million at any time, subject to lenders increasing the amount of their commitments.  The obligations arising under the Restated Credit Agreement are guaranteed by the Company and its wholly-owned subsidiaries PiRod, Inc., Valmont Coatings, Inc., Valmont Newmark, Inc. and Valmont Queensland Pty. Ltd.

The amendments to the Original Credit Agreement, which are adopted in the Restated Credit Agreement, include:

•                                    an extension of the maturity date of the credit facility from October 17, 2019 to October 18, 2022;

•                                    an increase in the available borrowings in foreign currencies from $200 million to $400 million;

•                                    a decrease in the range of commitment fees payable from 10 to 27.5 basis points to 10 to 25 basis points (the specific commitment fees payable on the average daily unused portion of the commitments under the Restated Credit Agreement depend on the credit rating of the Company’s senior, unsecured, long-term debt);

•                                    a modification of the definition of “EBITDA” to add-back non-recurring cash and non-cash restructuring costs in an amount that does not exceed $75 million in any trailing twelve month period (the term “EBITDA” is used in the computation of the following financial covenants under the Restated Credit Agreement: (a) Leverage Ratio (Total Indebtedness / EBITDA); and (b) Interest Coverage Ratio (EBITDA / Interest Expense));

•                                    a modification of the Leverage Ratio permitting it to increase from 3.5:1 to 3.75:1 for the four consecutive fiscal quarters after certain material acquisitions;

•                                    implementing beneficial changes to certain of the baskets and exceptions in the negative covenants of the Restated Credit Agreement; and

•                                    updating the Restated Credit Agreement with certain market provisions.

In connection with the Restated Credit Agreement, Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association acted as Syndication Agents, and JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and U.S. Bank National Association acted as Joint Bookrunners and Joint Lead Arrangers.

Some of the lenders in the Restated Credit Agreement and / or their affiliates have other business relationships with the Company involving the provision of financial and bank-related services, including cash management services and letters of credit, and have participated in the Company’s prior credit agreements and sales of debt.

The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to the Restated Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.  The terms and conditions of the Original Credit Agreement are described in the Company’s Current Reports on Form 8-K dated August 15, 2012, October 17, 2014 and February 23, 2016 and are

incorporated herein by reference. To the extent applicable, information in this Current Report on Form 8-K supersedes the information in such prior Current Reports on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        First Amended and Restated Credit Agreement, dated as of October 18, 2017, among the Company, Valmont Industries Holland B.V. and Valmont Group Pty. Ltd., as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto.

EXHIBIT INDEX

Exhibit	Description

10.1

First Amended and Restated Credit Agreement, dated as of October 18, 2017, among the Company, Valmont Industries Holland B.V. and Valmont Group Pty. Ltd., as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: October 20, 2017

	By:	/s/ Mark Jaksich
Name: Mark Jaksich
Title: Chief Financial Officer